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                                                                    Exhibit 99.1

                               SAUL CENTERS, INC.
        7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522
                                 (301) 986-6200

           Saul Centers, Inc. Reports Second Quarter Operating Results

August 5, 2003, Bethesda, MD.

         Saul Centers, Inc. (NYSE: BFS), an equity real estate investment trust
(REIT), announced its second quarter operating results. Total revenues for the quarter ended June 30, 2003 increased 1.9% to $23,226,000 compared to $22,793,000 for the 2002 quarter. Operating income before gain on property sold and minority interests decreased 7.4% to $6,016,000 compared to $6,499,000 for the comparable 2002 quarter. The Company reported net income of $3,996,000 or $.26/share for the 2003 quarter, a per share decrease of 15% compared to net income of $4,482,000 or $0.30/share for the 2002 quarter (basic & diluted).

         For the six month period ending June 30, 2003, total revenues increased 2.4% to $47,096,000 compared to $45,984,000 for the 2002 period. Operating income before gain on property sold and minority interests decreased 6.5% to $12,555,000 compared to $13,425,000 for the comparable 2002 period. The Company reported net income of $8,515,000 or $.55/share for the 2003 period, a per share decrease of 25% compared to net income of $10,817,000 or $0.73/share for the 2002 period (basic & diluted). In the 2002 period, the Company recognized a gain on property sold of $1,426,000 when it was awarded a final settlement for the condemnation and purchase of the Company's Park Road property by the District of Columbia.

         Overall same property net operating income for the total portfolio decreased 1.9% for the 2003 second quarter and 2.1% for the 2003 six month period compared to the same periods in 2002. The same property comparisons exclude the Ashburn Village Phase IV development, placed in service during the summer of 2002, as well as Kentlands Square, which was acquired in September 2002. Net operating income is calculated as total revenue less property operating expenses, provision for credit losses and real estate taxes. Same center net operating income in the shopping center portfolio increased 3.0% for the 2003 second quarter and decreased 1.9% for the 2003 six month period. The decrease in same center net operating income in the shopping center portfolio for the six month period was primarily attributable to decreased tenant termination fees and increased current year snow removal expenses. Same center net operating income in the office portfolio decreased 11.0% for the 2003 second quarter and 2.4% for the 2003 six month period compared to the same periods in 2002 primarily due to the expiration of a major tenant lease at 601 Pennsylvania Avenue and the down time required to prepare the space for occupancy for new tenants' use.


                                     [LOGO]
                              www.SaulCenters.com

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         As of June 30, 2003, 93.6% of the portfolio was leased, compared to
94.2% a year earlier. This decrease in leasing percentage is primarily due to 25,000 square feet of space remaining to lease at 601 Pennsylvania Avenue after the expiration of a major tenant lease.

         Funds From Operations (FFO), a widely accepted non-GAAP financial measure of operating performance for real estate investment trusts, decreased 3.6% to $10,301,000 in the 2003 second quarter compared to $10,681,000 for the same quarter in 2002. On a fully diluted per share basis, FFO was $0.50 per share for the 2003 quarter, a 7.0% decrease from $0.53 per share for the same quarter last year. For the six month period ending June 30, 2003, FFO decreased 3.9% to $20,882,000 compared to $21,729,000 for the 2002 period. On a fully diluted per share basis, FFO was $1.01 per share for the 2003 six month period, a 7.2% decrease from $1.09 per share for the same period last year. The decrease in the six month FFO was primarily attributable to two items:

         . A decrease in net operating income at the Company's 601 Pennsylvania Avenue office building due to the expiration of a major tenant lease, and

         .    A decrease in lease termination fees.

         FFO is presented on a fully converted basis and is defined as net income before minority interests, extraordinary items, gains and losses on property sales and real estate depreciation and amortization.

         Saul Centers is a self-managed, self-administered equity real estate investment trust headquartered in Bethesda, Maryland. Saul Centers currently operates and manages a real estate portfolio of 36 community and neighborhood shopping center and office properties totaling approximately 6.6 million square feet of leasable area. Over 80% of the Company's cash flow is generated from properties in the metropolitan Washington, DC/Baltimore area.



Contact: Scott V. Schneider
         (301) 986-6220




                                     [LOGO]
                               www.SaulCenters.com

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                               Saul Centers, Inc.

                     Condensed Consolidated Balance Sheets
                                ($ in thousands)


                                                                         June 30,   December 31,
                                                                           2003         2002
                                                                        ---------    ---------
Assets

       Real estate investments
             Land ...................................................   $  90,469    $  90,469
             Buildings ..............................................     410,143      405,153
             Construction in progress ...............................      15,717        8,292
                                                                        ---------    ---------
                                                                          516,329      503,914
             Accumulated depreciation ...............................    (157,317)    (150,286)
                                                                        ---------    ---------
                                                                          359,012      353,628
       Cash and cash equivalents ....................................         645        1,309
       Accounts receivable and accrued income, net ..................      10,122       12,505
       Prepaid expenses .............................................      16,501       15,712
       Deferred debt costs, net .....................................       4,275        4,125
       Other assets .................................................       4,362        1,408
                                                                        ---------    ---------
             Total assets ...........................................   $ 394,917    $ 388,687
                                                                        =========    =========

Liabilities

       Notes payable ................................................   $ 380,003    $ 380,743
       Accounts payable, accrued expenses and other liabilities .....      19,328       16,727
       Deferred income ..............................................       3,692        4,484
                                                                        ---------    ---------
             Total liabilities ......................................     403,023      401,954
                                                                        ---------    ---------

Stockholders' Equity (Deficit)

       Common stock .................................................         156          152
       Additional paid in capital ...................................      87,877       79,131
       Accumulated deficit ..........................................     (96,139)     (92,550)
                                                                        ---------    ---------
             Total stockholders' equity (deficit) ...................      (8,106)     (13,267)
                                                                        ---------    ---------

             Total liabilities and stockholders' equity (deficit) ...   $ 394,917    $ 388,687
                                                                        =========    =========

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                               Saul Centers, Inc.

                 Condensed Consolidated Statements of Operations
                    (In thousands, except per share amounts)


                                                         Three Months Ended June 30,   Six Months Ended June 30,
                                                         ---------------------------   -------------------------
                                                           2003               2002       2003             2002
                                                         --------           --------   --------         --------
Revenue

       Base rent .....................................   $ 18,931           $ 18,995   $ 37,982         $ 37,348
       Expense Recoveries ............................      3,365              3,005      7,170            6,110
       Percentage Rent ...............................        215                225        664              774
       Other .........................................        715                568      1,280            1,752
                                                         --------           --------   --------         --------
             Total revenue ...........................     23,226             22,793     47,096           45,984
                                                         --------           --------   --------         --------

Operating Expenses

       Property operating expenses ...................      2,579              2,365      5,608            4,724
       Provision for credit losses ...................         56                116         92              271
       Real estate taxes .............................      2,130              1,972      4,261            3,970
       Interest expense ..............................      6,466              6,163     12,960           12,422
       Amortization of deferred debt expense .........        199                161        397              324
       Depreciation and amortization .................      4,285              4,182      8,327            8,304
       General and administrative ....................      1,495              1,335      2,896            2,544
                                                         --------           --------   --------         --------
             Total operating expenses ................     17,210             16,294     34,541           32,559
                                                         --------           --------   --------         --------
Operating Income .....................................      6,016              6,499     12,555           13,425
Gain on property disposition .........................         --                 --         --            1,426
Minority Interests ...................................     (2,020)            (2,017)    (4,040)          (4,034)
                                                         --------           --------   --------         --------
Net Income ...........................................   $  3,996           $  4,482   $  8,515         $ 10,817
                                                         ========           ========   ========         ========

Per Share Amounts:

       Net income (basic) ............................   $   0.26           $   0.30   $   0.55         $   0.73
                                                         ========           ========   ========         ========
       Net income (fully diluted) ....................   $   0.26           $   0.30   $   0.55         $   0.73
                                                         ========           ========   ========         ========

Weighted average common stock outstanding:

       Common stock ..................................     15,534             14,789     15,432           14,719
       Effect of dilutive options ....................         12                 26         10               20
                                                         --------           --------   --------         --------
       Fully diluted weighted average common stock ...     15,546             14,815     15,442           14,739
                                                         ========           ========   ========         ========

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                               Saul Centers, Inc.

                            Supplemental Information
                    (In thousands, except per share amounts)


                                                               Three Months Ended June 30,     Six Months Ended June 30,
                                                               ---------------------------     -------------------------
                                                                 2003               2002         2003             2002
                                                               --------           --------     --------         --------
Funds From Operations (FFO)/(1)/
       Net Income ..........................................   $  3,996           $  4,482     $  8,515         $ 10,817
       Less: Gain on sale of property ......................         --                 --           --           (1,426)
       Add:  Real property depreciation & amortization .....      4,285              4,182        8,327            8,304
       Add:  Minority Interests ............................      2,020              2,017        4,040            4,034
                                                               --------           --------     --------         --------
           Funds From Operations ...........................   $ 10,301           $ 10,681     $ 20,882         $ 21,729
                                                               ========           ========     ========         ========

Per Share Amounts (basic and fully diluted):
       Funds From Operations ...............................   $   0.50           $   0.53     $   1.01         $   1.09
                                                               ========           ========     ========         ========

Weighted average shares outstanding:
       Fully diluted weighted average common stock .........     15,546             14,815       15,442           14,739
       Convertible limited partnership units ...............      5,181              5,172        5,180            5,173
                                                               --------           --------     --------         --------
       Fully diluted & converted weighted average share ....     20,727             19,987       20,622           19,912
                                                               ========           ========     ========         ========

Same Property Net Operating Income/(2)/
       Net Income ..........................................   $  3,996           $  4,482     $  8,515         $ 10,817
       Add:  Interest expense ..............................      6,466              6,163       12,960           12,422
       Add:  Amortization of deferred debt expense .........        199                161          397              324
       Add:  Depreciation and amortization .................      4,285              4,182        8,327            8,304
       Add:  General and administrative ....................      1,495              1,335        2,896            2,544
       Less: Gain on property disposition ..................         --                 --           --           (1,426)
       Add:  Minority Interests ............................      2,020              2,017        4,040            4,034
                                                               --------           --------     --------         --------
           Property net operating income ...................     18,461             18,340       37,135           37,019
       Less: Acquisition & developments ....................       (466)                --         (890)              --
                                                               --------           --------     --------         --------
           Total same property net operating income ........   $ 17,995           $ 18,340     $ 36,245         $ 37,019
                                                               ========           ========     ========         ========

       Total Shopping Centers ..............................   $ 12,297           $ 11,938     $ 24,455         $ 24,941
       Total Office Properties .............................      5,698              6,402       11,790           12,078
                                                               --------           --------     --------         --------
           Total same property net operating income ........   $ 17,995           $ 18,340     $ 36,245         $ 37,019
                                                               ========           ========     ========         ========


(1) FFO is a widely accepted non-GAAP financial measure of operating performance of real estate investment trusts. FFO, as defined by the National Association of Real Estate Investment Trusts, is net income before gains or losses from property sales, extraordinary items, and before real estate depreciation and amortization. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and may not be indicative of cash available to fund cash needs, which is disclosed in the Consolidated Statements of Cash Flows in the Company's SEC reports for the applicable periods. FFO should not be considered as an alternative to net income, its most directly comparable GAAP measure, as an indicator of the Company's operating performance, or as an alternative to cash flows as a measure of liquidity. Management considers FFO a supplemental measure of operating performance and along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. FFO may not be comparable to similarly titled measures employed by other REITs.
(2) Although same property net operating income and property net operating income are GAAP financial measures, the Company has elected to present a reconciliation of the measures to net income.